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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We hereby consent to the use of our audit report dated August 19, 1996, with respect to the combined financial statements of Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Allied Mid-Atlantic Inc., and Allied Waste Management, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated July 2, 1996 (as amended on Forms 8-K/A dated September 16, 1996, May 13, 1997, June 6, 1997, and July 10, 1997), filed with the Securities and Exchange Commission.

                                             /s/ B.J. Klinger & Co., P.C.

Great Neck, New York
July 10, 1997